UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 8, 2026
U.S. BANCORP
(Exact name of registrant as specified in its charter)
1-6880
(Commission File Number)

Delaware	41-0255900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
(not applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	USB	New York Stock Exchange
Depositary Shares (each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrA	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrH	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrP	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series L Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrQ	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series M Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrR	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrS	New York Stock Exchange
Floating Rate Notes, Series CC (Senior), due May 21, 2028	USB/28	New York Stock Exchange
4.009% Fixed-to-Floating Rate Notes, Series CC (Senior), due May 21, 2032	USB/32	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section l3(a) of the Exchange Act.

ITEM 7.01 REGULATION FD DISCLOSURE.
Effective January 1, 2026, U.S. Bancorp (“the Company”) made certain changes and reclassifications to the presentation of its Consolidated Statement of Income and Consolidated Balance Sheet. These changes include the reclassification of certain fee revenue generating activities and loan portfolios to align financial reporting with the management of the Company’s businesses. The changes have no impact on the Company’s historical total net revenues, provision for credit losses, operating expenses and net income on the Consolidated Statement of Income or total loans and total assets on the Consolidated Balance Sheet. The changes also have no impact on the Company’s return on average assets, return on average common equity and diluted earnings per common share. The primary changes made were as follows.
Corporate payment products revenue has been renamed Corporate payment and treasury management revenue, which now includes (1) revenue generated from treasury management services, which was previously included in Service charges, and (2) stored-value card revenue, which was previously included in Card revenue. Treasury management services revenue is generated primarily within the Wealth, Corporate, Commercial and Institutional Banking, and Consumer and Business Banking business segments. Stored-value card revenue is generated within the Payment Services business segment.
Card revenue generated from debit cards, previously included in the Payment Services business segment, is now included in the Consumer and Business Banking business segment.
Service charges has been renamed Lending and deposit-related fees, which now includes loan and leasing fees, which were previously included in Capital markets revenue. Loan and leasing fees are generated primarily within the Wealth, Corporate, Commercial and Institutional Banking business segment.
The Company’s Impact Finance business unit is now included within the Wealth, Corporate, Commercial and Institutional Banking business segment. Impact Finance was previously included within the Treasury and Corporate Support business segment. Capital markets revenue now includes Impact Finance tax credit investment syndication revenue and related fees, which were previously included in Other noninterest income. All other Impact Finance generated revenue remains within Other noninterest income.
The Company’s small business credit card loans have been reclassified from the Commercial loan portfolio to the Credit card loan portfolio as these small business credit card loans share similar credit characteristics to consumer credit card loans. Small business credit card loans remain within the Payment Services business segment.
As of April 8, 2026, the Company is providing unaudited supplemental financial information that conforms the historical financial statement presentation to the new financial statement presentation for the periods presented. The unaudited supplemental historical financial information is furnished as Exhibit 99.1 and incorporated by reference herein. The unaudited supplemental historical financial information does not revise or restate the previously reported consolidated financial results of the Company for any period.
The information provided in Item 7.01 of this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

99.1	Unaudited Supplemental Historical Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By /s/ Lisa R. Stark
Lisa R. Stark
Executive Vice President and Controller

DATE: April 8, 2026